Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner, (269) 961-3799

Kellogg Company Reports Third Quarter 2021 Results, Reaffirms Full-Year Outlook
BATTLE CREEK, Mich. - November 4, 2021 - Kellogg Company (NYSE: K) today announced third quarter 2021 results and reaffirmed its full-year financial guidance.
Third Quarter Highlights:

•Sustained net sales growth, led by international momentum and positive price/mix.

•Increased operating profit year on year, in spite of high costs and economy-wide supply challenges.

•Continued to outpace category consumption growth in most key markets on a 2-year compound annual growth basis, led by many of the Company's biggest brands.

•Reflecting underlying business momentum, Kellogg raised its full-year outlook for net sales, while reaffirming its guidance for operating profit, earnings per share, and cash flow to reflect a current business environment of supply challenges and higher costs.

"I'm incredibly proud of how our organization has executed through an extremely difficult operating environment, marked by economy-wide bottlenecks and shortages and high cost inflation," said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. "That we could deliver strong third-quarter results and reaffirm our full-year earnings guidance in this environment is a testament to our strategy, our portfolio, and our people."

Mr. Cahillane added, "These business conditions do not get any easier in the fourth quarter, especially with the added challenge of a current labor disruption. However, our underlying business momentum remains strong, particularly for our biggest snacking and frozen foods brands, and for our businesses in emerging markets. And we will continue to navigate through the various supply challenges, with an eye to sustaining balanced financial growth over time."

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	October 2, 2021	September 26, 2020	% Change	October 2, 2021	September 26, 2020	% Change
Reported Net Sales	$3,622	$3,429	5.6%	$10,761	$10,306	4.4%
Organic Net Sales *	$3,604	$3,429	5.1%	$10,612	$10,306	3.0%

Reported Operating Profit	$447	$411	9.1%	$1,423	$1,376	3.4%
Adjusted Operating Profit *	$449	$400	12.2%	$1,443	$1,401	3.0%
Currency-Neutral Adjusted Operating Profit *	$445	$400	11.2%	$1,413	$1,401	0.8%

Reported Diluted Earnings Per Share	$0.89	$1.01	(11.9)%	$3.07	$3.03	1.3%
Adjusted Diluted Earnings Per Share *	$1.09	$0.91	19.8%	$3.33	$3.13	6.4%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.07	$0.91	17.6%	$3.22	$3.13	2.9%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Third Quarter Consolidated Results
    Kellogg’s third quarter 2021 GAAP (or "reported") net sales increased 6% year on year, driven by positive price/mix in all four Regions and strong year-on-year volume growth in emerging markets like Africa, Russia, and Brazil. On an organic basis, which excludes the impact of currency, the Company's net sales grew 5%.
Through the first nine months of the year, reported net sales increased 4%, aided by favorable foreign currency translation and driven by 3% growth on an organic basis, which excludes the impact of currency.
Reported operating profit in the third quarter increased 9% year on year, driven by the increase in net sales as well as the impact of lapping a year-ago quarter in which incremental brand building investment had shifted from earlier quarters. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 12%, and 11% excluding currency translation.
Through the first nine months of the year, reported operating profit increased 3%, aided by favorable currency translation. Adjusted and currency-neutral operating profit grew 3% and 1%, respectively.
Reported earnings per share declined by approximately 12% from the prior-year quarter primarily due to higher mark-to-market expense, partially offset by higher net sales and operating profit, as well as lower average shares outstanding. On an adjusted basis, which excludes mark-to-market and one-time charges, earnings per share increased 20%, and excluding currency translation, adjusted earnings per share increased by 18%.
Through the first nine months of the year, reported earnings per share increased 1%, held back by higher mark-to-market expense. On an adjusted basis, which excludes mark-to-market and one-time charges, earnings per share increased 6%, and on a currency-neutral adjusted basis, earnings per share increased 3%.
Year-to-date net cash provided by operating activities was $1,145 million. After capital expenditures of $408 million, cash flow, defined as net cash provided by operating activities less capital expenditure, was $737 million through the first nine months of the year.

Third Quarter Business Performance
Please refer to the segment tables in the back of this document.
    The Company continued to perform well in an unusually challenging business environment, marked by the pandemic, economy-wide bottlenecks and shortages, and high cost inflation. While working through these supply challenges, the Company sustained particularly strong momentum in emerging markets and in snacks worldwide, and it offset high costs through productivity, revenue growth management, and disciplined investment.
Kellogg North America’s reported net sales in the third quarter were approximately flat, as positive price/mix from revenue growth management actions and modestly favorable currency translation were offset by volume declines related to supply disruptions and lapping year-ago growth. On an organic basis, net sales decreased by less than 1%. Despite supply challenges, many key brands sustained strong consumption growth momentum on a 2-year compound annual growth basis, and away-from-home channels continued to recover gradually from last year's depressed, pandemic-driven levels. Kellogg North America's reported operating profit increased 2%, despite higher one-time charges. On an adjusted and currency-neutral adjusted basis, operating profit increasing by 4%.
Kellogg Europe's third quarter reported net sales increased 14% driven by strong volume and price/mix growth, and aided by favorable currency translation. On an organic-basis, net sales increased 12%. Geographically, the growth was broad-based and led by the U.K. and Russia, with growth in both cereal and snacks. Reported operating profit increased 55% aided by favorable currency translation as well as lapping the year-ago quarter that included incremental brand building that had been deferred from prior quarters. Adjusted operating profit increased by 51%, and 47% excluding currency.
Kellogg Latin America's third quarter reported net sales increased 7%, which came on top of an exceptionally strong year-ago quarter. The growth was led by Brazil, and by snacks overall across the Region, as well as favorable currency translation. On an organic basis, net sales increased 2%. Reported operating profit declined by 7% year on year, despite favorable currency translation, reflecting high costs and the lapping of last year's exceptional growth during the pandemic. Adjusted and currency neutral adjusted operating profit decreased by 10% and 13%, respectively.
Kellogg Asia Pacific, Middle East and Africa's ("AMEA's") third quarter reported net sales increased by 17%, despite adverse currency translation, led by significant growth in volume and price/mix in Africa, along with sustained cereal sales growth in Australia and Asia, and only partially offset by snacks shipments that were impeded by COVID-related production restrictions on Pringles for much of the quarter. On an organic basis, net sales increased by 20%. Kellogg AMEA's reported operating profit increased 4%, despite adverse currency translation, as higher net sales more than offset the impact of high cost inflation. On an adjusted basis, operating profit increased by 4%, and on a currency-neutral adjusted basis, operating profit increased by 6%.

Kellogg Reaffirms Full-Year Financial Guidance, as Increased Net Sales Outlook Offsets Higher Costs
Kellogg Company reaffirmed its full-year financial guidance for operating profit, earnings per share and cash flow, as an improved outlook for net sales is offset by the impact of industry-wide and Kellogg-specific supply chain challenges, and high cost inflation expected to persist. Specifically, the Company's updated guidance is:
•Organic net sales growth is now expected to be 2-3% in 2021, an increase from the prior guidance of 0 - 1%, despite lapping last year's exceptional growth. This implies a 2-year compound annual growth rate of more than 3%.

•The outlook for currency-neutral adjusted operating profit remains for a decline of approximately (1)% - (2)% year on year as it laps last year's exceptional growth. This equates to a 2-year compound annual growth rate of almost 4% excluding since-divested businesses from the 2019 base.

•The outlook for currency-neutral adjusted earnings per share remains approximately +1 - 2% growth. This implies a 2-year compound annual growth rate of almost 5% excluding since-divested businesses from the 2019 base.

•The outlook for net cash provided by operating activities remains approximately $1.6 - $1.7 billion, with capital expenditure of approximately $0.5 billion. As a result, the outlook for cash flow is $1.1 - $1.2 billion.

Due to the current supply and labor challenges, operating profit, earnings per share, and cash flow could finish at the lower end of these guidance ranges. Excluded from this guidance are any significant disruptions related to the pandemic, the global economy, a prolonged U.S. labor strike, or unexpected events that may be realized in the remainder of the year.

Conference Call / Webcast
    Kellogg will host a conference call to discuss results and outlook on Thursday, November 4, 2021 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kelloggs.com. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
    At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2020 were approximately $13.8 billion, comprised principally of snacks and convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg's® Better Days purpose platform, we're helping to end hunger and are committed to creating Better Days for 3 billion people by the end of 2030. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

Non-GAAP Financial Measures
    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted operating profit excluding divestiture, adjusted and currency-neutral adjusted diluted EPS, adjusted EPS excluding divestiture, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, foreign currency, and differences in shipping days including 53rd week, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Additionally, in order to provide visibility for two-year performance as we evaluate results during the COVID-19 pandemic, we utilize adjusted operating profit and EPS excluding divestiture, which excludes the direct impacts from the 2019 divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Additionally, in order to provide visibility for two-year performance as we evaluate results during the COVID-19 pandemic, we utilize adjusted operating profit and EPS excluding divestiture, which excludes the direct impacts from the 2019 divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses.

•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), net, excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense, including tax reform in the UK and U.S. and certain foreign valuation allowances. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

    Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, and differences in shipping days. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), multi-employer pension plan withdrawal liabilities, and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), multi-employer pension plan withdrawal liabilities, gain/loss on divestiture, and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2021:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Business and portfolio realignment (pre-tax)		$30-$40M	$0.09-$0.12
Income tax impact applicable to adjustments, net**			~$0.03
UK tax rate change			$0.07
Foreign valuation allowance			$0.06
Currency-neutral adjusted guidance*		~(1)% - (2)%	~1% - 2%
Organic guidance*	~2-3%
* 2021 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2021 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2021
Net cash provided by (used in) operating activities	$1.6-$1.7
Additions to properties	~$(0.5)
Cash Flow	$1.1 - $1.2

Forward-Looking Statements Disclosure
    This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak, the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity, the length and severity of the Company's current work stoppage at U.S. cereal manufacturing plants, the ability to implement restructurings as planned, whether the expected amount of costs associated with restructurings will differ from forecasts, whether the Company will be able to realize the anticipated benefits from restructurings in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions, the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles, the success of productivity improvements and business transitions, commodity and energy prices, transportation costs, labor costs, disruptions or inefficiencies in supply chain, the availability of and interest rates on short-term and long-term financing, actual market performance of benefit plan trust investments, the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs, changes in consumer behavior and preferences, the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability, legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations, the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$3,622	$3,429	$10,761	$10,306
Cost of goods sold	2,457	2,228	7,206	6,764
Selling, general and administrative expense	718	790	2,132	2,166
Operating profit	447	411	1,423	1,376
Interest expense	55	63	172	196
Other income (expense), net	—	70	155	151
Income before income taxes	392	418	1,406	1,331
Income taxes	92	65	345	268
Earnings (loss) from unconsolidated entities	5	(1)	—	(7)
Net income	305	352	1,061	1,056
Net income (loss) attributable to noncontrolling interests	(2)	4	6	10
Net income attributable to Kellogg Company	$307	$348	$1,055	$1,046
Per share amounts:
Basic earnings	$0.90	$1.02	$3.09	$3.05
Diluted earnings	$0.89	$1.01	$3.07	$3.03
Average shares outstanding:
Basic	341	343	341	343
Diluted	343	346	343	345
Actual shares outstanding at period end			341	344

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	October 2, 2021	September 26, 2020
Operating activities
Net income	$1,061	$1,056
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	346	355
Postretirement benefit plan expense (benefit)	(112)	(113)
Deferred income taxes	4	57
Stock compensation	50	55
Multi-employer pension plan exit liability	—	(5)
Other	(29)	(34)
Postretirement benefit plan contributions	(15)	(19)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(196)	(113)
Inventories	(103)	(57)
Accounts payable	198	108
All other current assets and liabilities	(59)	303
Net cash provided by (used in) operating activities	1,145	1,593
Investing activities
Additions to properties	(408)	(326)
Issuance of notes receivable	(29)	(19)
Repayments from notes receivable	28	6
Purchase of marketable securities	—	(250)
Investments in unconsolidated entities	(10)	—
Purchases of available for sale securities	(56)	(75)
Sales of available for sale securities	69	13
Other	21	2
Net cash provided by (used in) investing activities	(385)	(649)
Financing activities
Net issuances (reductions) of notes payable	343	9
Issuances of long-term debt	361	554
Reductions of long-term debt	(646)	(45)
Net issuances of common stock	50	105
Common stock repurchases	(240)	—
Cash dividends	(590)	(586)
Other	(18)	(16)
Net cash provided by (used in) financing activities	(740)	21
Effect of exchange rate changes on cash and cash equivalents	(15)	(33)
Increase (decrease) in cash and cash equivalents	5	932
Cash and cash equivalents at beginning of period	435	397
Cash and cash equivalents at end of period	$440	$1,329

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	October 2, 2021	January 2, 2021
	(unaudited)	*
Current assets
Cash and cash equivalents	$440	$435
Accounts receivable, net	1,680	1,537
Inventories	1,378	1,284
Other current assets	301	226
Total current assets	3,799	3,482
Property, net	3,753	3,713
Operating lease right-of-use assets	651	658
Goodwill	5,794	5,799
Other intangibles, net	2,441	2,491
Investments in unconsolidated entities	423	391
Other assets	1,546	1,462
Total assets	$18,407	$17,996
Current liabilities
Current maturities of long-term debt	$16	$627
Notes payable	497	102
Accounts payable	2,526	2,471
Current operating lease liabilities	128	117
Accrued advertising and promotion	834	776
Accrued salaries and wages	283	378
Other current liabilities	745	767
Total current liabilities	5,029	5,238
Long-term debt	7,020	6,746
Operating lease liabilities	503	520
Deferred income taxes	613	562
Pension liability	738	769
Other liabilities	495	525
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,005	972
Retained earnings	8,796	8,326
Treasury stock, at cost	(4,729)	(4,559)
Accumulated other comprehensive income (loss)	(1,693)	(1,732)
Total Kellogg Company equity	3,484	3,112
Noncontrolling interests	525	524
Total equity	4,009	3,636
Total liabilities and equity	$18,407	$17,996
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended October 2, 2021
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(4)	$—	$4	$(63)	$—	$—	$(59)	$(0.17)
Business and portfolio realignment (pre-tax)	6	—	(6)	—	—	—	(6)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	(17)	—	17	0.05
Foreign valuation allowance	—	—	—	—	20	—	(20)	(0.06)
Foreign currency impact	8	5	4	2	1	3	8	0.02
Adjustments to adjusted basis	$10	$5	$2	$(61)	$4	$3	$(60)	$(0.18)

	Quarter ended September 26, 2020
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(11)	$1	$10	$(7)	$—	$—	$3	$0.01
Income tax impact applicable to adjustments, net*	—	—	—	—	1	—	(1)	—
U.S. Tax Reform	—	—	—	—	(32)	—	32	0.09
Adjustments to adjusted basis	$(11)	$1	$10	$(7)	$(32)	$—	$35	$0.10

	Year-to-date period ended October 2, 2021
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$9	$(7)	$(2)	$(43)	$—	$—	$(45)	$(0.13)
Business and portfolio realignment (pre-tax)	8	10	(19)	—	—	—	(19)	(0.05)
Income tax impact applicable to adjustments, net*	—	—	—	—	(16)	—	16	0.05
UK tax rate change	—	—	—	—	23	—	(23)	(0.07)
Foreign valuation allowance	—	—	—	—	20	—	(20)	(0.06)
Foreign currency impact	83	35	31	10	4	3	40	0.11
Adjustments to adjusted basis	$100	$38	$10	$(33)	$31	$3	$(50)	$(0.15)

	Year-to-date period ended September 26, 2020
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$10	$(3)	$(7)	$(64)	$—	$—	$(71)	$(0.21)
Business and portfolio realignment (pre-tax)	4	19	(23)	—	—	—	(23)	(0.06)
Multi-employer pension plan withdrawal (pre-tax)	(5)	—	5	—	—	—	5	0.01
Income tax impact applicable to adjustments, net*	—	—	—	—	(22)	—	22	0.07
U.S. Tax Reform	—	—	—	—	(32)	—	32	0.09
Adjustments to adjusted basis	$9	$16	$(25)	$(64)	$(55)	$—	$(34)	$(0.10)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended October 2, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,055	$631	$252	$683	$—	$3,622
Foreign currency impact on total business (inc)/dec	7	14	11	(15)	—	17
Organic net sales	$2,048	$617	$241	$698	$—	$3,604

Quarter ended September 26, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,059	$552	$236	$582	$—	$3,429

% change - 2021 vs. 2020:
Reported growth	(0.2)%	14.3%	6.7%	17.4%	—%	5.6%
Foreign currency impact on total business (inc)/dec	0.3%	2.6%	4.5%	(2.6)%	—%	0.5%
Organic growth	(0.5)%	11.7%	2.2%	20.0%	—%	5.1%
Volume (tonnage)	(4.5)%	10.3%	(2.7)%	8.6%	—%	1.4%
Pricing/mix	4.0%	1.4%	4.9%	11.4%	—%	3.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Year-to-date period ended October 2, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$6,199	$1,827	$753	$1,981	$—	$10,761
Foreign currency impact on total business (inc)/dec	33	105	21	(10)	—	149
Organic net sales	$6,166	$1,722	$733	$1,992	$—	$10,612

Year-to-date period ended September 26, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$6,323	$1,624	$686	$1,673	$—	$10,306
% change - 2021 vs. 2020:
Reported growth	(2.0)%	12.5%	9.9%	18.4%	—%	4.4%
Foreign currency impact on total business (inc)/dec	0.5%	6.5%	3.0%	(0.6)%	—%	1.4%
Organic growth	(2.5)%	6.0%	6.9%	19.0%	—%	3.0%
Volume (tonnage)	(6.1)%	2.0%	0.3%	5.3%	—%	(1.3)%
Pricing/mix	3.6%	4.0%	6.6%	13.7%	—%	4.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Reported gross profit	$1,165	$1,200	$3,554	$3,542
Mark-to-market	4	11	(9)	(10)
Business and portfolio realignment	(6)	—	(8)	(4)
Multi-employer pension plan withdrawal	—	—	—	5
Adjusted gross profit	$1,167	$1,189	3,571	3,551
Foreign currency impact	9	—	65	—
Currency-neutral adjusted gross profit	$1,157	$1,189	3,506	$3,551
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Reported gross margin	32.1%	35.0%	33.0%	34.4%
Mark-to-market	0.1%	0.3%	(0.1)%	(0.1)%
Business and portfolio realignment	(0.2)%	—%	(0.1)%	—%
Multi-employer pension plan withdrawal	—%	—%	—%	—%
Adjusted gross margin	32.2%	34.7%	33.2%	34.5%
Foreign currency impact	0.1%	—%	0.2%	—%
Currency-neutral adjusted gross margin	32.1%	34.7%	33.0%	34.5%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended October 2, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$328	$96	$29	$60	$(66)	$447
Mark-to-market	—	—	1	—	3	4
Business and portfolio realignment	(6)	2	—	—	(1)	(6)
Adjusted operating profit	$334	$94	$28	$60	$(67)	$449
Foreign currency impact	1	3	1	(1)	1	4
Currency-neutral adjusted operating profit	$333	$92	$27	$62	$(68)	$445

Quarter ended September 26, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$321	$62	$31	$59	$(62)	$411
Mark-to-market	—	—	—	—	10	10
Adjusted operating profit	$321	$62	$31	$59	$(72)	$400

% change - 2021 vs. 2020:
Reported growth	2.1%	55.1%	(7.2)%	3.7%	(6.0)%	9.1%
Mark-to-market	—%	—%	3.8%	—%	(10.4)%	(1.6)%
Business and portfolio realignment	(2.2)%	3.9%	(1.0)%	0.2%	(1.8)%	(1.5)%
Adjusted growth	4.3%	51.2%	(10.0)%	3.5%	6.2%	12.2%
Foreign currency impact	0.4%	4.3%	3.4%	(2.3)%	1.0%	1.0%
Currency-neutral adjusted growth	3.9%	46.9%	(13.4)%	5.8%	5.2%	11.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended October 2, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,070	$277	$87	$186	$(198)	$1,423
Mark-to-market	—	—	1	—	(2)	(2)
Business and portfolio realignment	(12)	2	(4)	—	(4)	(19)
Adjusted operating profit	$1,082	$275	$91	$186	$(191)	$1,443
Foreign currency impact	5	17	3	4	2	31
Currency-neutral adjusted operating profit	$1,078	$258	$87	$182	$(193)	$1,413

Year-to-date period ended September 26, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,151	$224	$84	$142	$(225)	$1,376
Mark-to-market	—	—	—	—	(7)	(7)
Business and portfolio realignment	1	(3)	(4)	(12)	(4)	(23)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$1,145	$227	$88	$155	$(214)	$1,401

% change - 2021 vs. 2020:
Reported growth	(7.0)%	23.9%	4.0%	30.7%	12.3%	3.4%
Mark-to-market	—%	—%	0.8%	—%	1.9%	0.4%
Business and portfolio realignment	(1.1)%	2.4%	0.3%	10.4%	(0.2)%	0.3%
Multi-employer pension plan withdrawal	(0.4)%	—%	—%	—%	—%	(0.3)%
Adjusted growth	(5.5)%	21.5%	2.9%	20.3%	10.6%	3.0%
Foreign currency impact	0.4%	7.5%	3.7%	2.6%	0.9%	2.2%
Currency-neutral adjusted growth	(5.9)%	14.0%	(0.8)%	17.7%	9.7%	0.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Reported other income (expense)	$—	$70	$155	$151
Mark-to-market (pre-tax)	(63)	(7)	(43)	(64)
Adjusted other income (expense)	$63	$77	$198	$215
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Reported income taxes	$92	$65	$345	$268
Mark-to-market	(16)	1	(12)	(19)
Business and portfolio realignment	(1)	—	(5)	(4)
Multi-employer pension plan withdrawal	—	—	—	1
Foreign valuation allowance	20	—	20	—
UK tax rate change	—	—	23	—
U.S. Tax Reform	—	(32)	—	(32)
Adjusted income taxes	$89	$97	$318	$323
Reported effective tax rate	23.5%	15.6%	24.5%	20.1%
Mark-to-market	(0.4)%	—%	(0.1)%	(0.3)%
Business and portfolio realignment	(0.1)%	—%	—%	—%
Multi-employer pension plan withdrawal	—%	—%	—%	—%
Foreign valuation allowance	4.4%	—%	1.4%	—%
UK tax rate change	—%	—%	1.6%	—%
U.S. Tax Reform	—%	(7.8)%	—%	(2.3)%
Adjusted effective tax rate	19.5%	23.3%	21.6%	22.7%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Reported EPS	$0.89	$1.01	$3.07	$3.03
Mark-to-market (pre-tax)	(0.17)	0.01	(0.13)	(0.21)
Business and portfolio realignment (pre-tax)	(0.02)	—	(0.05)	(0.06)
Multi-employer pension plan withdrawal (pre-tax)	—	—	—	0.01
Income tax impact applicable to adjustments, net*	0.05	—	0.05	0.07
Foreign valuation allowance	(0.06)	—	(0.06)	—
UK tax rate change	—	—	(0.07)	—
U.S. Tax Reform	—	0.09	—	0.09
Adjusted EPS	$1.09	$0.91	$3.33	$3.13
Foreign currency impact	0.02	—	0.11	—
Currency-neutral adjusted EPS	$1.07	$0.91	$3.22	$3.13
Currency-neutral adjusted EPS growth	17.6%		2.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Currency-Neutral Net Sales Growth
North America

Net sales % change - third quarter 2021 vs. 2020:
North America	Reported Net Sales	Foreign Currency	Organic Net Sales
Snacks	3.6%	0.2%	3.4%
Cereal	(6.6)%	0.5%	(7.1)%
Frozen	(0.7)%	0.3%	(1.0)%

Net sales % change - third quarter year-to-date 2021 vs. 2020:
North America	Reported Net Sales	Foreign Currency	Organic Net Sales
Snacks	3.0%	0.4%	2.6%
Cereal	(10.0)%	0.8%	(10.8)%
Frozen	(2.0)%	0.4%	(2.4)%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	October 2, 2021	September 26, 2020	September 28, 2019
Notes payable	$497	$116	$185
Current maturities of long-term debt	16	1,417	6
Long-term debt	7,020	7,000	7,683
Total debt liabilities	7,533	8,533	7,874
Less:
Cash and cash equivalents	(440)	(1,329)	(453)
Marketable securities	—	(250)	—
Net debt	$7,093	$6,954	$7,421

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	October 2, 2021	September 26, 2020	September 28, 2019
Operating activities
Net Income	$1,061	$1,056	$825
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	346	355	360
Postretirement benefit plan expense (benefit)	(112)	(113)	(158)
Deferred income taxes	4	57	(206)
Stock compensation	50	55	42
Multi-employer pension plan exit liability	—	(5)	132
Other	(29)	(34)	(70)
Postretirement benefit plan contributions	(15)	(19)	(19)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(196)	(113)	(253)
Inventories	(103)	(57)	16
Accounts payable	198	108	—
All other current assets and liabilities	(59)	303	256

Net cash provided by (used in) operating activities	1,145	1,593	925
Less:
Additions to properties	(408)	(326)	(436)
Cash flow (operating cash flow less property additions) (a)	$737	$1,267	$489
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit Excluding Divestitures

Quarter ended September 26, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$321	$62	$31	$59	$(62)	$410
Mark-to-market	—	—	—	—	10	10
Adjusted operating profit	$321	$62	$31	$59	$(72)	$400
Foreign currency impact	—	2	(5)	(1)	1	(3)
Currency-neutral adjusted operating profit	$321	$60	$36	$59	$(73)	$403

Quarter ended September 28, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$208	$68	$23	$53	$(89)	$263
Mark-to-market	—	—	—	—	(11)	(11)
Project K	(9)	(1)	(4)	—	—	(15)
Brexit readiness impacts	—	(1)	—	—	—	(1)
Business and portfolio realignment	(2)	1	—	(2)	(18)	(21)
Multi-employer pension plan withdrawal	(132)	—	—	—	—	(132)
Adjusted operating profit	$351	$69	$28	$56	$(61)	$444
Divestitures	12	—	—	—	—	12
Adjusted operating profit excluding divestitures	$340	$69	$28	$56	$(61)	$432

% change - 2020 vs. 2019:	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported growth	54.1%	(8.9)%	34.3%	8.8%	30.8%	55.9%
Mark-to-market	—%	—%	—%	—%	22.2%	10.0%
Project K	6.5%	1.1%	21.3%	—%	0.1%	7.2%
Brexit readiness impacts	—%	1.8%	—%	—%	—%	0.7%
Business and portfolio realignment	1.7%	(2.2)%	0.1%	4.5%	26.4%	9.4%
Multi-employer pension plan withdrawal	54.8%	—%	—%	—%	—%	38.3%
Adjusted growth	(8.9)%	(9.6)%	12.9%	4.3%	(17.9)%	(9.7)%
Foreign currency impact	—%	3.3%	(17.0)%	(1.7)%	1.3%	(0.6)%
Currency-neutral adjusted growth	(8.9)%	(12.9)%	29.9%	6.0%	(19.2)%	(9.1)%
Divestitures	(3.2)%	—%	0.1%	—%	—%	(2.5)%
Currency-neutral adjusted growth excluding divestitures	(5.7)%	(12.9)%	29.8%	6.0%	(19.2)%	(6.6)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit Excluding Divestitures

Year-to-date period ended September 26, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,151	$224	$84	$142	$(225)	$1,376
Mark-to-market	—	—	—	—	(7)	(7)
Business and portfolio realignment	1	(3)	(4)	(12)	(4)	(23)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$1,145	$227	$88	$155	$(214)	$1,401
Foreign currency impact	(1)	(2)	(12)	(6)	2	(20)
Currency-neutral adjusted operating profit	$1,146	$229	$100	$161	$(216)	$1,421

Year-to-date period ended September 28, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$910	$164	$61	$145	$(239)	$1,041
Mark-to-market	—	—	—	—	(7)	(7)
Project K	(23)	(2)	(8)	(4)	—	(38)
Brexit readiness impacts	—	(7)	—	—	—	(7)
Business and portfolio realignment	(55)	(35)	(2)	(4)	(39)	(135)
Multi-employer pension plan withdrawal	(132)	—	—	—	—	(132)
Adjusted operating profit	$1,120	$208	$72	$153	$(193)	$1,361
Divestitures	98	—	1	—	—	100
Adjusted operating profit excluding divestitures	$1,022	$208	$70	$153	$(193)	$1,261

% change - 2020 vs. 2019:	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported growth	26.5%	36.7%	37.4%	(2.0)%	5.7%	32.1%
Mark-to-market	—%	—%	—%	—%	(0.1)%	0.2%
Project K	3.2%	1.9%	16.8%	2.4%	0.1%	4.6%
Brexit readiness impacts	—%	5.5%	—%	—%	—%	0.8%
Business and portfolio realignment	6.9%	20.4%	(2.6)%	(5.3)%	16.8%	12.1%
Multi-employer pension plan withdrawal	14.2%	—%	—%	—%	—%	11.5%
Adjusted growth	2.2%	8.9%	23.2%	0.9%	(11.1)%	2.9%
Foreign currency impact	(0.1)%	(1.1)%	(17.0)%	(4.0)%	0.8%	(1.5)%
Currency-neutral adjusted growth	2.3%	10.0%	40.2%	4.9%	(11.9)%	4.4%
Divestitures	(9.9)%	—%	(2.7)%	—%	—%	(8.3)%
Currency-neutral adjusted growth excluding divestitures	12.2%	10.0%	42.9%	4.9%	(11.9)%	12.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share Excluding Divestitures

	Quarter ended		Year-to-date period ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Reported EPS	$1.01	$0.72	$3.03	$2.38
Mark-to-market (pre-tax)	0.01	0.06	(0.21)	0.04
Project K (pre-tax)	—	(0.04)	—	(0.11)
Brexit readiness impacts (pre-tax)	—	—	—	(0.02)
Business and portfolio realignment (pre-tax)	—	(0.06)	(0.06)	(0.39)
Multi-employer pension plan withdrawal (pre-tax)	—	(0.39)	0.01	(0.39)
Gain on divestiture (pre-tax)	—	0.16	—	0.16
Income tax impact applicable to adjustments, net*	—	(0.04)	0.07	0.06
U.S. Tax Reform	0.09	—	0.09	—
Adjusted EPS	$0.91	$1.03	$3.13	$3.03
Foreign currency impact	—	—	(0.04)	—
Currency-neutral adjusted EPS	$0.91	$1.03	$3.17	$3.03
Divestitures	—	0.03	—	0.29
Income tax impact applicable to divestitures	—	(0.01)	—	(0.07)
Currency-neutral adjusted EPS excluding divestitures	$0.91	$1.01	$3.17	$2.81
Currency-neutral adjusted EPS growth excluding divestitures	(9.9)%		12.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodity contracts, certain equity investments, and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market expense of $59 million and $45 million for the quarter and year-to-date periods ended October 2, 2021, respectively. Included within the aforementioned was a pre-tax mark-to-market expense for pension plans of $83 million and $63 million for the quarter and year-to-date periods ended October 2, 2021, respectively and a pre-tax mark-to-market gain on certain equity investments of $20 million for the quarter and year-to-date periods ended October 2, 2021. Additionally, we recorded a pre-tax mark-to-market benefit of $3 million and expense of $71 million for the quarter and year-to-date periods ended September 26, 2020, respectively, and pre-tax mark-to-market benefit of $21 million and $15 million for the quarter and year-to-date periods ended September 28, 2019, respectively. Included within the aforementioned was a pre-tax mark-to-market expense for pension plans of $7 million and $64 million for the quarter and year-to-date periods ended September 26, 2020, respectively, and a pre-tax mark-to-market benefit for pension plans of $32 million and $22 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Project K
As of the end of 2019, the company has completed implementation of all Project K initiatives. We recorded pre-tax charges related to this program of $15 million and $38 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Brexit readiness impacts
During 2019, with the uncertainty of the United Kingdom's (U.K.) exit from the European Union (EU), commonly referred to as Brexit, we incurred certain costs to proactively prepare for the potential adverse impacts, such as delays at ports of entry and departure. As a result, we incurred pre-tax charges of $1 million and $7 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Business and portfolio realignment
One-time costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and completed and prospective divestitures and acquisitions, including the divestiture of our cookies, fruit snacks, pie crusts, and ice-cream cone businesses. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $6 million and $19 million for the quarter and year-to-date periods ended October 2, 2021, respectively. We also recorded pre-tax charges $23 million for the year-to-date periods ended September 26, 2020 and $21 million and $ 135 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Multi-employer pension plan withdrawal
During the third quarter of 2019, the Company incurred a pre-tax charge of $132 million due to withdrawing from two multi-employer pension plans. During the second quarter of 2020, the Company recorded a pre-tax gain of approximately $5 million related to the settlement of a multi-employer pension plan withdrawal liability.

Foreign valuation allowance
During the third quarter of 2021, the Company determined that certain foreign deferred tax assets were no longer more likely than not to be realized in the future and a full valuation allowance of $20 million was recorded.

UK tax rate change
During the second quarter of 2021, the Company recorded tax expense of $23 million as a result of tax legislation enacted in the UK in June 2021, which increased the statutory UK tax rate from 19 percent to 25 percent and required us to re-value our net UK deferred tax liability balance to reflect this higher rate.

U.S. Tax Reform
During the third quarter of 2020, the Company reversed a liability for uncertain tax positions of $32 million, related to the finalization of a tax examination. The liability was related to the Company's estimate of the transition tax liability in conjunction with the finalization of accounting under Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act.

Divestitures
On July 28, 2019, the Company completed its sale of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses to Ferrero for approximately $1.3 billion in cash, subject to a working capital adjustment mechanism. The operating results for these businesses were included primarily in our North America reportable segment, and to a lesser extent, Latin America, prior to the sale. Reported operating profit for the divested businesses totaled $12 million and $100 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.